Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277794

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 17, 2024)

XOMA ROYALTY CORPORATION

$50,000,000

Depositary Shares

Each Representing 1/1000th of a Share of 8.375% Series B Cumulative Perpetual Preferred Stock

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

We have entered into a sales agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”) on October 3, 2025, relating to the sale of depositary shares (the “depositary shares” or “Series B Depositary Shares”), each representing a 1/1000th fractional interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”). In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell Series B Depositary Shares having an aggregate gross sales price of up to $50,000,000 through or to Wainwright, acting as sales agent or principal. As a holder of the depositary shares, you will be entitled to all proportional rights, preferences and privileges of the Series B Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights and preferences. The proportionate liquidation preference of each depositary share is $25.00.

We will pay cumulative distributions on the Series B Preferred Stock underlying the depositary shares, from, and including, the date of original issuance under the Sales Agreement, in the amount of $2.09375 per depositary share each year, which is equivalent to 8.375% of the $25.00 liquidation preference per depositary share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day).

Sales of the depositary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number or dollar amount of the depositary shares, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution” for more information.

The depositary shares to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through or to the Agent over a period of time and from time to time. Under the Sales Agreement, the Agent will be entitled to compensation of up to 3.0% of the gross proceeds of all depositary shares sold through or to it, as sales agent or principal. In connection with the sale of the depositary shares, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement. See “Plan of Distribution” for more information.

Our depositary shares are trading on the Nasdaq Global Market (“Nasdaq”) under the symbol “XOMAO.” On October 1, 2025, the last reported sale price of our depositary shares on the Nasdaq Global Market was $25.62 per share.

Investing in the depositary shares and our preferred stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 3, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our depositary shares and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and Wainwright has not, authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or are incorporated by reference as exhibits to the registration statement of which the prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise specified or required by context, references in this prospectus to “XOMA,” “the Company,” “we,” “us” and “our” refer to XOMA Royalty Corporation, a Nevada corporation, and its consolidated subsidiaries, if any, unless otherwise specified, and references in this prospectus supplement to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of XOMA Royalty Corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our depositary shares. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-10, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a biotech royalty aggregator with a sizable portfolio of economic rights to future potential milestone and royalty payments associated with partnered commercial and pre-commercial therapeutic candidates. Our portfolio was built through the acquisition of rights to future milestone payments, royalties, and commercial payments, since our royalty aggregator business model was implemented in 2017. These acquisitions build upon out-licensing agreements for proprietary products and platforms held within our portfolio.

Our drug royalty aggregator business is primarily focused on early to mid-stage clinical assets in Phase 1 and 2 development, which we believe have significant commercial sales potential and that are licensed to well-funded partners with established expertise in developing and commercializing drugs. We also acquire milestone and royalty revenue streams on late-stage or commercial assets that are designed to address unmet markets or have a therapeutic advantage over other treatment options, and have long duration of market exclusivity. We expect most of our future income and revenue to be based on payments we may receive for milestones and royalties associated with these assets as well as the periodic recognition of income under the Effective Interest Rate method.

Corporation Information

We were incorporated in Delaware in 1981 and became a Bermuda-exempted company in December 1998. Effective December 31, 2011, we changed our jurisdiction of incorporation from Bermuda to Delaware and changed our name from XOMA Ltd. to XOMA Corporation. Effective July 10, 2024, we changed our name from XOMA Corporation to XOMA Royalty Corporation. Effective May 30, 2025, we changed our jurisdiction of incorporation from Delaware to Nevada.

Our principal executive offices are located at 2200 Powell Street, Suite 310, Emeryville, California 94608. Our telephone number at our principal executive offices is (510) 204-7200. Our website address is www.xoma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement. Our website address is included in this document as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock, $0.0075 par value per share (“Common Stock”), held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We will continue to be a smaller reporting company so long as either (i) the market value of our Common Stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Depositary Shares Offered By Us	Depositary shares, each representing a 1/1000th fractional interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, having an aggregate offering price of up to $50 million.

Depositary Shares to be Outstanding After the Offering	Up to 3,551,600 depositary shares, assuming sales of 1,951,600 depositary shares in this offering at an assumed offering price of $25.62 per share, which was the last reported sale price of our depositary shares on Nasdaq on October 1, 2025. The actual number of depositary shares issued will vary depending on the sales prices at which our depositary shares are sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Agent, as sales agent or principal, subject to our instruction as to amount and timing. The Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution” on page S-36.

Ranking	The Series B Preferred Stock underlying the depositary shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

1)

Senior to all classes or series of our Common Stock and to all other equity securities issued by us other than any equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock;

2)

Senior with respect to the payment of dividends and other distributions and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock;

3)

On parity with our 8.625% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

4)

Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

5)

Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends and Other Distributions	We will pay cumulative cash dividends on the Series B Preferred Stock, when and as declared by our Board of Directors, at the rate of 8.375% per annum of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $2,093.75 per share of Series B Preferred Stock per year or $2.09375 per depositary share per year).

Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding business day or the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series B Preferred Stock underlying the depositary shares will continue to accumulate whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends, and (iii) such dividends are authorized or declared by our Board of Directors.

Liquidation Preference	The liquidation preference of each share of Series B Preferred Stock is $25,000.00 ($25.00 per depositary share). Upon liquidation, Series B preferred shareholders will be entitled to receive the liquidation preference with respect to their shares of Series B Preferred Stock plus an amount equal to any accumulated but unpaid dividends with respect to such shares up to but excluding the date of payment. See “Description of Series B Preferred Stock and the Depositary Shares—Liquidation Preference” on page S-19 of this prospectus supplement.

Optional Redemption	Prior to April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,250.00 per share ($25.25 per depositary share), plus any accrued and unpaid dividends. On and after April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per depositary share), plus any accrued and unpaid dividends.

On or after the date fixed for redemption of shares of Series B Preferred Stock, each holder of depositary shares to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. The redemption price of such depositary shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof.

Special Optional Redemption

Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting

Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Delisting Event” occurs when, after the original issuance of Series B Preferred Stock, both (i) the shares of Series B Preferred Stock (or the depositary shares) are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series B Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock underlying the depositary shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Change of Control” occurs when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “Special Optional Redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series B Preferred Stock (whether our Optional Redemption Right or our Special Optional Redemption Right), the holders of depositary shares representing interests in the Series B Preferred Stock will not have the conversion right described below.

Conversion Rights	Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the Series B Preferred Stock underlying the depositary shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our Common Stock (or equivalent value of alternative consideration) per depositary share equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

•	1.25313 (i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus, including, under specified circumstances, an aggregate cap on the total number of shares of our Common Stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our Special Optional Redemption Right or our Optional Redemption Right, holders of depositary shares representing interests in the Series B Preferred Stock will not have any right to direct the depositary to convert the Series B Preferred Stock, and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Because each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of Common Stock ultimately received for each depositary share will be equal to the number of shares of Common Stock received upon conversion of each share of Series B Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of depositary shares cash in lieu of such fractional shares.

For a definition of “Change of Control Conversion Right”, “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Delisting Event Conversion Right or Change of Control Conversion Right described above, see “Description of Series B Preferred Stock and the Depositary Shares—Conversion Rights.”

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred Stock underlying the depositary shares does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock and depositary shares will remain outstanding indefinitely unless we decide to redeem them pursuant to our Optional Redemption or Special Optional Redemption Rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited Voting Rights

Holders of the depositary shares representing interests in the Series B Preferred Stock generally will have no voting rights. However, if we do not pay dividends or other distributions on any outstanding shares of Series B Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series B Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board of Directors to serve until all unpaid dividends or other distributions have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a separate class. See “Description of Series B Preferred Stock and Depositary Shares—Limited Voting Rights” beginning on page S-26 of this prospectus supplement. In any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

Use of Proceeds	We intend to use the net proceeds from this offering to fund future dividends and the remaining net proceeds to acquire additional potential royalty and milestone revenue streams, for working capital and other general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors	Investing in our depositary shares involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-10 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering, before deciding whether to invest in our depositary shares.

U.S. Federal Income Tax Considerations	Federal income tax considerations of owning and disposing of the depositary shares representing interests in the Series B Preferred Stock are summarized in “U.S. Federal Income Tax Considerations” in this prospectus supplement.

Nasdaq Global Market Symbol	“XOMAO.”

Form	The depositary shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company (“DTC”), except under limited circumstances.

Depositary	Equiniti Trust Company, LLC

The number of depositary shares to be outstanding after this offering is based on 1,600,000 depositary shares as of June 30, 2025.

RISK FACTORS

Investing in our depositary shares involves a high degree of risk. Before deciding whether to invest in our depositary shares, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised and supplemented by our Quarterly Reports on Form 10-Q filed since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference herein, and any subsequent reports we file after the date of this prospectus supplement, all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with, before deciding whether to purchase any of the depositary shares being offered under this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our depositary shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

The shares of Series B Preferred Stock underlying the depositary shares are subject to our rights of redemption.

Prior to April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,250.00 per share ($25.25 per depositary share), plus any accrued and unpaid dividends. On and after April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per depositary share), plus any accrued and unpaid dividends.

The Series B Preferred Stock and the depositary shares rank junior to all of our indebtedness and other liabilities and are effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series B Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred Stock. In addition, the Series B Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends or other distributions due on the Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series B Preferred Stock. We may incur additional indebtedness and become more highly leveraged in the future, which could harm our financial position and potentially limit our cash available to pay dividends or other distributions. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series B Preferred Stock if we incur additional indebtedness.

Future offerings of debt or senior equity securities may adversely affect the market price of the depositary shares. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to holders of the depositary shares. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the depositary shares will bear the risk of our future offerings reducing the market price of the depositary shares and diluting the value of their holdings in us.

The market for our depositary shares may not provide investors with adequate liquidity.

Our depositary shares are listed on the Nasdaq Global Market. However, the trading market for the depositary shares may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for the depositary shares depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the depositary shares, the market for similar securities and the interest of securities dealers in making a market in the depositary shares. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our depositary shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our depositary shares.

We may issue additional shares of the Series B Preferred Stock and additional series of preferred stock that rank on a parity with the Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series B Preferred Stock and additional series of preferred stock that would rank on a parity with the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the certificate of designation for the Series B Preferred Stock without any vote of the holders of the Series B Preferred Stock. Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors. As of June 30, 2025, we had 990,603 outstanding shares of preferred stock. However, the use of depositary shares enables us to issue significant amounts of preferred stock, notwithstanding the number of shares authorized by our articles of incorporation. The issuance of additional shares of Series B Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of Series B Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series B Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series B Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of the depositary shares are entitled to limited voting rights, as described in “Description of Series B Preferred Stock and the Depositary Shares—Voting Rights,” with respect to such matters, the holders of the depositary shares will vote separately as a class along with all other outstanding series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the depositary shares may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the depositary shares and our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. Such issuances may also reduce or eliminate our ability to pay dividends or other distributions on our Common Stock.

As a holder of depositary shares representing interests in the Series B Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of depositary shares will be limited. Our Common Stock is the only class of our securities that carries full voting rights. Voting rights for holders of depositary shares will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six or more quarterly dividends (whether or not declared or consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our articles of incorporation or certificate of designation (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of depositary shares representing interests in the Series B Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series B Preferred Stock, provided that in any event adequate provision of funds sufficient for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of depositary shares will not have any voting rights. See “Description of Series B Preferred Stock and the Depositary Shares—Limited Voting Rights.”

The depositary shares have not been rated.

The Series B Preferred Stock and the depositary shares have not been rated and may never be rated. It is possible, however, that one or more rating agencies might independently decide to assign a rating to the depositary shares or that we may elect to obtain a rating of the depositary shares in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the depositary shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the depositary shares.

Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the depositary shares may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.

The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series B Preferred Stock and the depositary shares may make it more difficult for a party to take over our company and may discourage a party from taking over our company.

Upon the occurrence of a Delisting Event or Change of Control, holders of the depositary shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to direct the depositary to convert some or all of the Series B Preferred Stock underlying their depositary shares into our Common Stock (or equivalent value of alternative consideration), and under these circumstances we will also have a Special Optional Redemption Right to redeem the Series B Preferred Stock. See “Description of Series B Preferred Stock and the Depositary Shares—Conversion Rights” and “—Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our Common Stock equal to the Share Cap multiplied by the number of depositary shares representing interests in the Series B Preferred Stock converted. If the Common Stock Price is less than $19.95 (which is approximately 50% of the closing sale price per share of our Common Stock on April 5, 2021, which was the share price used to calculate the Share Cap), subject to adjustment, the holders will receive a maximum of 1.25313 shares of our Common Stock per depositary share, which may result in a holder receiving value that is less than the liquidation preference of the depositary shares. In addition, those features of the Series B Preferred Stock and depositary shares may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change of control of our Company under circumstances that otherwise could provide the holders of our Common Stock and depositary shares representing interests in the Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The market price of the depositary shares could be substantially affected by various factors.

The market price of the depositary shares will depend on many factors, which may change from time to time, including, without limitation:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the depositary shares;

•	the annual yield from distributions on the depositary shares as compared to yields on other financial instruments;

•	actual or anticipated variations in our operating results from quarter to quarter;

•	actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

•	actual or anticipated variations in our operating results from those of our competitors;

•	sales of equity or other securities by us or our stockholders in the future;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	departures of key executives or directors;

•	resignation of our auditors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

•	involvement in litigation or governmental investigations or enforcement activity;

•	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	general economic and stock market conditions;

•	regulatory or political developments;

•	changes in trade policies, including tariffs or other trade restrictions or the threat of such actions;

•	international disputes and geopolitical instability, including military conflict and acts of terrorism; and

•	significant natural disasters.

As a result of these and other factors, investors who purchase the depositary shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the depositary shares, including decreases unrelated to our operating performance or prospects.

Furthermore, the capital markets have in the past experienced and may experience in the future extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact the market price of the depositary shares. If the market price of the depositary shares does not exceed the price at which the holders acquired their shares, such holders may not realize a full return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We may in the future be the target of this type of litigation.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

After funding future dividends, we intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, funding future acquisitions of potential milestone and royalty payments. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock and the depositary shares to decline.

You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series B Preferred Stock (and depositary shares) even though you do not receive a corresponding cash dividend on the depositary shares.

The Conversion Rate (as defined in “Description of Series B Preferred Stock and Depositary Shares—Conversion Rights”) for the Series B Preferred Stock (and depositary shares) is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a Non-U.S. Holder (as defined in “U.S. Federal Income Tax Considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the depositary shares. See “U.S. Federal Income Tax Considerations.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may generally be identified as such because the statement may include words such as “may,” “will,” “intend,” “plan,” “estimate,” “continue,” “anticipate,” “expect,” “predict,” “project,” “potential,” “believe,” “should,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this prospectus supplement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the time this prospectus supplement was filed with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above or free writing prospectus that we have authorized for use in connection with this offering, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to fund future dividends and the remaining net proceeds to acquire additional potential royalty and milestone revenue streams, for working capital and other general corporate purposes.

DESCRIPTION OF SERIES B PREFERRED STOCK AND THE DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series B Preferred Stock and the depositary shares. The statements below describing our Series B Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including the certificate of designation establishing the Series B Preferred Stock, and our bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. See also “Description of Depositary Shares” in the accompanying prospectus. This description of the particular terms of the Series B Preferred Stock and the depositary shares supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock—Preferred Stock” and under “Description of Depositary Shares.” For a description of the Common Stock into which the Series B Preferred Stock is convertible, see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

General

Our current authorized capital stock consists of 277,333,332 shares of Common Stock, par value $0.0075 per share, and 1,000,000 shares of preferred stock, par value $0.05 per share.

Shares of preferred stock and related depositary shares may be offered and sold from time to time, in one or more series, as authorized by our Board of Directors. Our Board of Directors is authorized to set for each series of preferred stock and related depositary shares the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Series B Preferred Stock is being issued pursuant to the certificate of designation, as amended, that sets forth the terms of a series of preferred stock consisting of up to 3,600 shares, designated 8.375% Series B Cumulative Perpetual Preferred Stock.

The registrar, transfer agent and distributions disbursing agent for the Series B Preferred Stock is Equiniti Trust Company, LLC.

Each depositary share represents a 1/1000th fractional interest in a share of Series B Preferred Stock. The Series B Preferred Stock underlying the depositary shares will be deposited with Equiniti Trust Company, LLC, as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary under the deposit agreement. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing depositary shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series B Preferred Stock underlying the depositary shares (including dividend, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” of the accompanying prospectus.

Ranking

The Series B Preferred Stock represented by the depositary shares will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

(1)	Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

(2)

Senior with respect to the payment of dividends and other distributions and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock;

(3)	On parity with our Series A Preferred Stock, and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

(4)

Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

(5)

Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends and Other Distributions

Holders of depositary shares representing interests in the Series B Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.375% of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $2,093.75 per year or $2.09375 per year per depositary share). Dividends on the Series B Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series B Preferred Stock. Dividends will be payable quarterly in arrears on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, as defined in the certificate of designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. Whenever we pay dividends on the Series B Preferred Stock held by the depositary, the depositary will pay dividends on the same date on the depositary shares. We refer to each such date as a Dividend Payment Date.

Any dividend will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of depositary shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend or other distribution on the Series B Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•

the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not:

•	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; and

•	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock, which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in Common Stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on Common Stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire Common Stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for Common Stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any other stock that ranks on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series B Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series B Preferred Stock and all stock that ranks on parity with the Series B Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series B Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25,000.00 per share (or $25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of Common Stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series B Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock, including our Series A Preferred Stock and Series X Preferred Stock, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock and depositary shares will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series B Preferred Stock will rank senior to the Common Stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series B Preferred Stock.

Optional Redemption

Prior to April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,250.00 per share ($25.25 per Series B Depositary Share), plus any accrued and unpaid dividends. On and after April 15, 2026 but prior to April 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per Series B Depositary Share), plus any accrued and unpaid dividends.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

We shall give the depositary not less than 30 nor more than 60 days prior written notice of redemption of the deposited Series B Preferred Stock. A similar notice of redemption will be mailed by the depositary not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of depositary shares that is to be redeemed. The notice will notify the holder of the election to redeem the shares and will state at least the following:

•	the date fixed for redemption thereof, which we refer to as the Redemption Date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock and depositary shares to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

•	the place(s) where the depositary receipts evidencing the depositary shares are to be surrendered for payment; and

•	that dividends on the depositary shares will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of depositary shares to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof. Each surrendered depositary receipt will be canceled. In the event that fewer than all the depositary receipts are to be redeemed, a new depositary receipt will be issued representing the unredeemed depositary shares.

From and after the Redemption Date (unless we default in payment of the redemption price):

•	all dividends on the shares designated for redemption in the notice will cease to accumulate;

•

all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate;

•	the shares will not thereafter be transferred (except with our consent) on the depositary’s books; and

•	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding depositary shares representing interests in the Series B Preferred Stock.

Special Optional Redemption

During any period of time that both (i) the Series B Preferred Stock (or the depositary shares) are no longer listed on Nasdaq, NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our Optional Redemption Right described above or our Special Optional Redemption Right), the holders of depositary shares representing interests in the Series B Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

The depositary will mail to you, if you are a record holder of the depositary shares representing interests in the Series B Preferred Stock, a notice of redemption, furnished by us, no fewer than 30 days nor more than 60 days before the redemption date. The depositary will send the notice to your address shown on the records of the depositary. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any depositary shares or shares of our Series B Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of depositary shares representing interests in the Series B Preferred Stock to be redeemed;

•	the place(s) where the depositary receipts (or Series B Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

•

that the Series B Preferred Stock is being redeemed pursuant to our Special Optional Redemption Right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

•

that the holders of depositary shares representing interests in the Series B Preferred Stock to which the notice relates will not be able to convert such shares of Series B Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•	that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on the Nasdaq, NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each record holder of depositary shares will also specify the number of shares of Series B Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the depositary shares representing interests in the Series B Preferred Stock called for redemption, then from and after the redemption date, those depositary shares will be treated as no longer being outstanding, no further dividends will accumulate on the underlying Series B Preferred Stock and all other rights of the holders of those depositary shares will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those depositary shares will retain their right to receive the redemption price for their underlying shares of Series B Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of depositary shares representing interests in the Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding depositary shares representing interests in the Series B Preferred Stock.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the depositary shares or the Series B Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series B Preferred Stock underlying the depositary shares held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our Common Stock (or equivalent value of alternative consideration) per depositary share, or the “Common Stock Conversion Consideration,” equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and

•	1.25313 (i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Common Stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of depositary shares representing interests in Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of the depositary shares representing interests in the Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our Common Stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of Common Stock upon the conversion of the Series B Preferred Stock. Because each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of Common Stock ultimately received for each depositary share will be equal to the number of shares of Common Stock received upon conversion of each share of Series B Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of depositary shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of the depositary shares representing interests in the Series B Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

•	the events constituting the Delisting Event or Change of Control, as applicable;

•	the date of the Delisting Event or Change of Control, as applicable;

•

the last date on which the holders of the depositary shares representing interests in the Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

•	the method and period for calculating the Common Stock Price;

•	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•

that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the depositary shares representing interests in the Series B Preferred Stock, holders will not be able to convert the depositary shares representing interests in the Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•

the procedures that the holders of the depositary shares representing interests in the Series B Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•

the last date on which holders of the depositary shares representing interests in the Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series B Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of depositary shares representing interests in the Series B Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the depositary receipts or certificates, if any, evidencing the interests in Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary. The conversion notice must state:

•

the “Delisting Event Conversion Date” or “Change of Control Conversion Date,” as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series B Preferred Stock;

•	the number of depositary shares representing interests in the shares of Series B Preferred Stock to be converted; and

•	that the depositary shares are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (2) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices for our Common Stock on the principal U.S. securities exchange on which our Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the depositary shares representing interests in the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to the depositary prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

•	the number of withdrawn depositary shares;

•	if certificated depositary shares have been issued, the receipt or certificate numbers of the withdrawn depositary shares; and

•	the number of depositary shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC or a similar depositary, and the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our Optional Redemption Right or our Special Optional Redemption Right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25,000.00 per share (or $25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our Common Stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series B Preferred Stock and the depositary shares may make it more difficult for a party to take over our Company and may discourage a party from taking over our company.”

Neither the Series B Preferred Stock nor the depositary shares are convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Except as described below, holders of depositary shares will generally have no voting rights. In any matter in which the Series B Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

If dividends or other distributions on the Series B Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series B Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class, including our Series A Preferred Stock, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends or other distributions are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series B Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such matter, including our Series A Preferred Stock (voting together as a single class):

•

authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or other distributions or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the provisions of our charter, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an event described in the second bullet point immediately above or the $25,000 per share of the Series B Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock:

•

any increase in the amount of our authorized Common Stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series B Preferred Stock; or

•

the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the certificate of designation establishing the Series B Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series B Preferred Stock (or shares into which the Series B Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the depositary shares representing interests in the Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our Common Stock. The Series B Preferred Stock is not subject to any sinking fund.

Surrender of Depositary Shares for Shares of Series B Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or us. In the event of such a surrender of depositary shares, the holder will be entitled to receive the number of whole or fractional shares of Series B Preferred Stock represented by the depositary shares. See “Description of Depositary Shares—Withdrawal of Stock” and “—Amendment and Termination of the Deposit Agreement” in the accompanying prospectus.

Depositary Share Listing

Our Series B Depositary Shares are trading on the Nasdaq Global Market under the symbol “XOMAO.”

Transfer Agent

The transfer agent and registrar for the Series B Depositary Shares is Equiniti Trust Company, LLC.

BOOK-ENTRY PROCEDURES

The depositary shares will be issued in fully registered form in the name of Cede & Co., as nominee of DTC. One or more fully registered global depositary receipts will be issued representing in the aggregate the total number of the depositary shares. Such global depositary receipt will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global depositary receipt, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the depositary shares represented by such global depositary receipts for all purposes under the Deposit Agreement. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global depositary receipt will not be entitled to have the depositary shares represented by such global receipt registered in their names, will not receive or be entitled to receive physical delivery of such depositary shares in definitive form and will not be considered the owners or holders thereof. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global receipt and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends, if any, on the Series B Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor Equiniti Trust Company, LLC will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

Settlement

Investors in the depositary shares will be required to make their initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.

Neither us, the Depositary nor the Agent will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the depositary shares or payments to, or the providing of notice to participants or beneficial owners.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations of the ownership and disposition of our depositary shares acquired in this offering. This discussion does not purport to be a complete analysis of all potential tax considerations. The considerations of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our stock or depositary shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the ownership and disposition of our stock or depositary shares.

This discussion is limited to stockholders that hold our depositary shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a stockholder’s particular circumstances, including, without limitation, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, and the Medicare contribution tax on net investment income. Special rules different from those described below may apply to certain holders of our stock or depositary shares that are subject to special rules under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our depositary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our depositary shares through the exercise of an option or otherwise as compensation, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Each holder is urged to consult its tax advisor to determine the U.S. federal, state, local, and other tax considerations that may be relevant to such holder.

A “U.S. Holder” means a beneficial owner of our depositary shares that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of our depositary shares that is neither a U.S. Holder, nor a partnership (or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes).

In general, and assuming that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if a holder holds depositary shares, it is intended that such holder will be treated as the owner of the underlying Series B Preferred Stock represented by those depositary shares. Accordingly, the following discussion addresses the tax considerations of owning shares of 8.375% Series B Preferred Stock as if a holder owned such shares directly rather than through the ownership interests represented by the depositary shares which are being sold in this offering. This discussion is for informational purposes only and is not tax advice. Each person considering purchasing our depositary shares pursuant to this offering is urged to consult its tax advisor concerning the U.S. federal income, estate, and other tax considerations of owning and disposing of our depositary shares in light of its particular situation as well as any considerations arising under the laws of any other taxing jurisdiction, including any state, local, or non-U.S. tax considerations.

U.S. Holders

Distributions.

Distributions with respect to the Series B Preferred Stock will generally constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to the Series B Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a U.S. Holder’s adjusted tax basis in such Series B Preferred Stock, and thereafter as capital gain.

Distributions with respect to the Series B Preferred Stock taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. Holder will generally qualify for a dividends received deduction, subject to limitations. Distributions with respect to the Series B Preferred Stock taxable as dividends for U.S. federal income tax purposes paid to a non-corporate U.S. Holder will generally constitute “qualified dividend income.” Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. U.S. Holders are urged to consult their own tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income and the dividends received deduction.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in our Series B Preferred Stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Series B Preferred Stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock (but not below zero) with respect to which such dividend was made by the “nontaxed portion” of such dividend, which equals (i) the amount of such dividend over (ii) the portion of such dividend includible in gross income, reduced by any dividends received deduction allowable with respect to such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is treated as gain from the sale or other disposition of the Series B Preferred Stock.

Holder’s Conversion Option in connection with a Change of Control or Delisting Event.

In the event of a U.S. Holder’s conversion of Series B Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A U.S. Holder should consult its tax advisor regarding the tax consequences of the conversion of Series B Preferred Stock.

Constructive Distributions.

The conversion price of our Series B Preferred Stock is subject to adjustment under certain circumstances. Additionally, because the Series B Preferred Stock may be redeemed at a premium under certain circumstances, the Series B Preferred Stock may be treated as issued with redemption premium. In either such circumstances, U.S. Holders of our Series B Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment), or if the redemption premium, has the effect of increasing the proportionate interest of the U.S. holder in our assets or earnings and profits. If such adjustments are made, U.S. Holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “Distributions” above. However, each U.S. Holder should consult with its tax advisor as to whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received.

Sale, Exchange, or Certain Other Taxable Dispositions of the Series B Preferred Stock.

A U.S. Holder will generally recognize taxable gain or loss on a sale or exchange or other taxable disposition (other than certain redemptions described under “Redemptions of the Series B Preferred Stock”) of Series B Preferred Stock in an amount equal to the difference, if any, between (1) the amount realized upon the sale, exchange, or disposition, and (2) such U.S. Holder’s adjusted tax basis in the Series B Preferred Stock sold or exchanged. Such capital gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period for the Series B Preferred Stock sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions of the Series B Preferred Stock.

Whether a payment made in redemption of the Series B Preferred Stock will be treated as a dividend or as a payment in exchange for the Series B Preferred Stock can only be determined on the basis of the particular facts as to each U.S. Holder of the Series B Preferred Stock at the time of redemption.

In general, a U.S. Holder of the Series B Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the U.S. Holder for such Series B Preferred Stock upon the redemption and such U.S. Holder’s adjusted tax basis in the Series B Preferred Stock redeemed if such redemption is considered to:

•	result in a complete termination of the U.S. Holder’s stock interest in us under Section 302(b)(3) of the Code;

•	be substantially disproportionate with respect to the U.S. Holder under Section 302(b)(2) of the Code;

•	be not essentially equivalent to a dividend with respect to the U.S. Holder under Section 302(b)(1) of the Code; or

•	be a redemption of stock held by a shareholder who is not a corporation and where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code.

In applying these tests, there must be taken into account not only the Series B Preferred Stock being redeemed, but also such U.S. Holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. Holder of the Series B Preferred Stock also must take into account any such securities (including options) that are considered to be owned by such U.S. Holder by reason of the constructive ownership rules set forth in Sections 302(c) and 318 of the Code.

If the redemption does not meet any of the tests described above, then the redemption proceeds received from the Series B Preferred Stock will be treated as a distribution on our shares and will be taxable as described under the caption “Distributions” above. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, each U.S. Holder is urged to consult its tax advisor regarding the allocation of their tax basis in the redeemed and remaining Series B Preferred Stock.

Non-U.S. Holders

Distributions.

Distributions, if any, made on our Series B Preferred Stock to a Non-U.S. Holder to the extent made out of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series B Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a U.S. Holder’s adjusted tax basis in such Series B Preferred Stock, and thereafter as capital gain, and taxed in the same manner as gain realized from a sale or other disposition of Series B Preferred Stock as described below under “Sale, Exchange or Certain Other Taxable Dispositions of the Series B Preferred Stock.”

Dividends paid to a Non-U.S. Holder of our Series B Preferred Stock that is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty, provided such Non-U.S. Holder furnishes us or our paying agent with documentation required to claim benefits under such tax treaty (generally, a valid IRS Form W-8BEN or W-8BEN-E or a successor form certifying the Non-U.S. Holder’s entitlement to benefits under that treaty)). This certification must be provided to us and/or our paying agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and such Non-U.S. Holder does not timely file the required certification, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Each Non-U.S. Holder is urged to consult its tax advisor regarding U.S. federal withholding tax on distributions on our Series B Preferred Stock, including such Non-U.S. Holder’s eligibility for benefits under any applicable income tax treaties and the availability of a refund on any excess U.S. federal tax withheld.

If dividends paid to a Non-U.S. Holder are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent), such Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any distributions with respect to our Series B Preferred Stock, including any applicable tax treaties that may provide for different rules.

Holder’s Conversion Option in connection with a Change of Control or Delisting Event.

In the event of a Non-U.S. Holder’s conversion of Series B Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax considerations of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. Each Non-U.S. Holder is urged to consult its tax advisor regarding the tax considerations of the conversion of Series B Preferred Stock.

Constructive Distributions.

As described above under “Tax Considerations for U.S. Holders -Constructive Distributions,” adjustments in the conversion price (or failures to adjust the conversion price), or possible redemption premium, that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described above under “Distributions.”

Sale, Exchange, or Certain Other Taxable Dispositions of the Series B Preferred Stock.

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other taxable disposition of our Series B Preferred Stock unless (a) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) such Non-U.S. Holder is a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) our Series B Preferred Stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. We believe that we are not, and do not anticipate becoming, a USRPHC; however, there can be no assurance that we will not become one in the future.

Non-U.S. Holders described in (a) above will generally be required to pay tax on the net gain derived from the sale of our Series B Preferred Stock at regular U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder may be subject to the additional branch profits tax on such gain at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in (b) above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses of a Non-U.S. Holder, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “U.S. Holders—Redemptions of the Series B Preferred Stock,” an amount paid to a Non-U.S. Holder in connection with a redemption of the Series B Preferred Stock may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Distributions.”

Information Reporting Requirements and Backup Withholding

Payments of dividends on our Series B Preferred Stock generally will not be subject to backup withholding provided that we (or our paying agent) do not have actual knowledge or reason to know the Non-U.S. Holder is a U.S. person and the Non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or other applicable IRS form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any distributions on our Series B Preferred Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding generally will apply (at the applicable rate) to the proceeds of the sale or other taxable disposition of our Series B Preferred Stock within the United States or conducted through certain U.S.-related brokers, unless we (or our paying agent) receive the certification described above and do not have actual knowledge or reason to know that the Non-U.S. Holder is a

U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Series B Preferred Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. All holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding to them.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Series B Preferred Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless: (i) the foreign financial institution undertakes certain diligence, reporting and withholding obligations; (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified U.S. persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the section titled “Tax Considerations for Non-U.S. Holders-Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Each Non-U.S. Holder is urged to consult with its tax advisor regarding the possible implications of FATCA on such Non-U.S. Holder’s investment in our Series B Preferred Stock.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSIDERATIONS OF OWNING AND DISPOSING OF OUR SERIES B PREFERRED STOCK, INCLUDING THE CONSIDERATIONS OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, or the Agent, under which we may, from time to time, issue and sell up to Series B Depositary Shares having an aggregate offering price of up to $50,000,000.

Sales, if any, of our Series B Depositary Shares made through or to the Agent, as contemplated by this prospectus, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

The Agent is not required to sell any specific number or dollar amount of our Series B Depositary Shares but has agreed to use commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions set forth in the Sales Agreement, to sell the Series B Depositary Shares offered on terms agreed upon by the Agent and us. If we choose to offer our Series B Depositary Shares, we will instruct the Agent as to the number of shares to be sold by it as our sales agent, the minimum or average minimum price per share and the date or dates on which such shares are to be sold. We may instruct the Agent not to sell our Series B Depositary Shares if the sales cannot be effected at or above a price designated by us. The Agent may decline to accept any such instructions that we may provide to it from time to time. We or the Agent may suspend the offering of Series B Depositary Shares by the Agent upon notice to the other party.

If shares of our Series B Depositary Shares are sold by the Agent, the Agent has agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of our Series B Depositary Shares sold through the Agent, under the Sales Agreement, information concerning the net proceeds from those sales and the aggregate compensation paid to the Agent with respect to such sales.

We will pay the Agent an aggregate commission of up to 3.0% of the gross sales price per share of Series B Depositary Shares sold through the Agent, under the Sales Agreement. We have also agreed to reimburse the Agent for certain specified expenses, including the reasonable and documented out-of-pocket fees and disbursements of its legal counsel in an aggregate amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the Series B Depositary Shares, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of the Series B Depositary Shares in the offering.

We estimate that the total expenses payable by us in connection with the establishment of the program to offer our Series B Depositary Shares described in this prospectus, excluding commissions and any discounts payable to the Agent and any other deductions described in the paragraph above, will be approximately $0.3 million.

Settlement for sales of shares in return for payment of the net proceeds to us is expected to occur on the second business day that is also a trading day following the trade date on which such sales were made, in either case unless another date shall be agreed to in writing by us and the Agent.

The offering of Series B Depositary Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of the Series B Depositary Shares subject to the Sales Agreement and (2) the termination of the Sales Agreement by us or the Agent. The Sales Agreement may be terminated either by us or the Agent upon the giving of five (5) days prior notice to the other party and in the sole discretion of us or the Agent, as the case may be.

We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The Agent shall be under no obligation to purchase our shares on a principal basis pursuant to the Sales Agreement.

In connection with the sale of Series B Depositary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California, and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements of XOMA Royalty Corporation as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements, and various other information about registrants, like us, that file electronically with the SEC.

Information about us is also available at our website at www.xoma.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may review a copy of the registration statement through the SEC’s website or our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 17, 2025, including information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed on May 13, 2025 and August 13, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, May 30, 2025, August 15, 2025, September 23, 2025 and September 26, 2025;

•

the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011, and is part of our registration statement on  Form S-4/A filed on December 13, 2011 (Registration no. 333-177165), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the SEC on March 17, 2025;

•

the description of our Series B Depositary Shares set forth in our Registration Statement on Form  8-A, filed with the SEC on April 8, 2021, including any amendment or report filed for the purpose of updating such description; and

•

the description of our Series A Preferred Stock set forth in our Registration Statement on  Form 8-A, filed with the SEC on December 11, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any filings (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01, exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary and certain exhibits furnished pursuant to Item 9.01 of Form 8-K) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering covered by this prospectus supplement. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), at no cost, by contacting us, either orally or in writing, at the following:

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

Attn: Chief Financial Officer

Information about us, including our reports filed with the SEC, is available through our website at www.xoma.com. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus supplement. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

CONTINGENT VALUE RIGHTS

ROYALTY CERTIFICATES

UNITS

From time to time, we may issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights, royalty certificates and/or units consisting of the foregoing, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock, $0.0075 par value, is listed on The Nasdaq Global Market under the symbol “XOMA,” our 8.625% Series A Cumulative Perpetual Preferred Stock is listed on the Nasdaq Global Market under the symbol “XOMAP,” and our depositary shares, each representing a 1/1000th fractional interest in a share of our 8.375% Series B Cumulative Perpetual Preferred Stock, are listed on the Nasdaq Global Market under the symbol “XOMAO.” On March 7, 2024, the last reported sale price for our common stock was $25.12 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus only provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “XOMA,” the “Company,” “we,” “us,” and “our” in this prospectus to refer to XOMA Corporation, a Delaware corporation and its consolidated subsidiaries, unless otherwise specified.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on current expectations, estimates and forecasts, as well as our management’s beliefs and assumptions and on information currently available to them, and are subject to risks and uncertainties that are difficult to predict. In some cases you can identify forward-looking statements by words such as “may,” “will,” “should,” “might,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “intend” “goal,” “strategy,” “continue,” “design” and similar words, expressions or the negative of such terms intended to identify forward-looking statements. Examples of these statements include, but are not limited to, statements regarding:

•	trend analyses and statements regarding future events, future financial performance, anticipated growth, and industry prospects;

•	our future operating expenses;

•	our future losses;

•	the success of our strategy as a royalty aggregator;

•	the assumptions underlying our business model;

•

the extent to which issued and pending patents may protect the products and processes in which we have an ownership or royalty interest and prevent the use of the covered subject matter by third parties;

•	the potential of our existing product candidates to lead to the development of commercial products;

•	our ability to receive potential milestone or royalty payments under license and collaboration agreements and the amount and timing of receipt of those payments;

•	our ability to locate suitable assets to acquire;

•	uncertainties related to the acquisition of interest in development-stage and clinical-stage product candidates;

•	fluctuations in, and our ability to predict, our operating results and cash flows;

•	the sufficiency of our capital resources; and

•

other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors” and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements are inherently uncertain and you should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may issue in the future. Except as required by law, we do not undertake any obligation to revise or update publicly any forward-looking statements after the date of this prospectus to reflect later events or circumstances or to reflect the occurrence of unanticipated events, or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

THE COMPANY

XOMA is a biotech royalty aggregator. We have a sizable portfolio of economic rights to future potential milestone and royalty payments associated with partnered commercial and pre-commercial therapeutic candidates. Our portfolio was built through the acquisition of rights to future milestones, royalties and commercial payments since our royalty aggregator business model was implemented in 2017 combined with out-licensing our proprietary products and platforms from our legacy discovery and development business. Our royalty aggregator business is primarily focused on early to mid-stage clinical assets, primarily in Phase 1 and 2, with significant commercial sales potential that are licensed to larger pharmaceutical partners. We also acquire milestone and royalty revenue streams on late-stage clinical assets or commercial assets that are designed to address unmet markets or have a therapeutic advantage, have long duration of market exclusivity, and are expected to generate royalty or milestone payments to us in a short timeframe. We expect most of our future revenue to be based on payments we may receive for milestones and royalties associated with these programs.

Our strategy is to expand our portfolio by acquiring additional potential milestone and royalty revenue streams from product candidates from third parties. We believe that expanding our portfolio through these acquisitions allows for further diversification across therapeutic areas and development stages.

Corporate Information

We were incorporated in Delaware in 1981 and redomiciled as a Bermuda-exempted company in December 1998. Effective December 31, 2011, we redomiciled from Bermuda to Delaware and changed our name from XOMA Ltd. to XOMA Corporation. References to the “Company” and “XOMA” before December 31, 1998, or after December 31, 2011, refer to XOMA Corporation, a Delaware corporation; references to the “Company” and “XOMA” between December 31, 1998, and December 31, 2011, refer to XOMA Ltd., a Bermuda company.

Our principal executive offices are located at 2200 Powell Street, Suite 310, Emeryville, California 94608. Our telephone number at our principal executive offices is (510) 204-7200. Our website address is www.xoma.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder to acquire additional potential royalty and milestone revenue streams and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer any combination of the following securities, with a total value of up to $200,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities, or;

•	subscription rights to purchase common stock, preferred stock, depositary shares or debt securities;

•	contingent value rights;

•	royalty certificates; and

•	units comprised of any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights and royalty certificates.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate the sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Below is a brief summary of the securities we may offer:

Common Stock. We may issue shares of our common stock from time to time. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our Board of Directors (our “Board”) on the common stock and paid out of legally available assets. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock; Depositary Shares. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our Board has the authority to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. Currently, of the 1,000,000 shares of preferred stock, 5,003 shares are designated as Series X Preferred Stock, 984,000 shares are designated as 8.625% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), and 1,600 shares are designated as 8.375% Series B Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”). If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our Board will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Our Board will also determine whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share.

If we sell any series of preferred stock or depositary shares representing preferred stock under this prospectus and any applicable prospectus supplement, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock and the form of deposit agreement and depositary receipts that contains the terms of the depositary shares that we are offering before the issuance of the depositary shares. In this prospectus, we have summarized certain general features of the preferred stock and depositary shares under “Description of Capital Stock—Preferred Stock” and “Description of Capital Stock—Depositary Shares,” respectively. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock and the complete deposit agreement and deposit receipt that contains the terms of the depositary shares.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or we will incorporate them by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Subscription Rights. We may issue rights to purchase common stock, preferred stock, depositary shares and debt securities. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of subscription rights being offered, as well as the complete subscription rights agreements and certificates that contain the terms of the subscription rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription right and/or the subscription right agreement and subscription right certificate, as applicable, that contain the terms of the particular series of subscription rights we are offering, and any supplemental agreements, before the issuance of such subscription rights. Any subscription rights issued under this prospectus may be evidenced by subscription rights certificates. Subscription rights also may be issued under an applicable subscription rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the subscription rights being offered.

Contingent Value Rights. We may issue contingent value rights representing the contractual right to receive additional consideration in connection with an acquisition of businesses, assets, royalties or securities of other companies. Contingent value rights may be issued independently or together with other securities, may or may not be transferable by the person purchasing or receiving the contingent value rights and may or may not be evidenced by certificates. In this prospectus, we have summarized certain general features of the warrants under “Description of Contingent Value Rights.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of contingent value rights being offered, as well as the complete contingent value rights agreements and certificates that contain the terms of the contingent value rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of contingent value right and/or the contingent value rights agreement and contingent value rights certificate, as applicable, that contain the terms of the particular series of contingent value rights we are offering, and any supplemental agreements, before the issuance of such contingent value rights. Contingent value rights also may be issued under an applicable Contingent value rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the contingent value rights being offered.

Royalty Certificates. We may issue royalty certificates representing the contractual right to receive royalties from us and/or our existing or future subsidiaries, including royalties of third parties for which we have a contractual entitlement. Royalty certificates may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the royalty certificates. In this prospectus, we have summarized certain general features of the royalty certificates under “Description of Royalty Certificates.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the royalty certificates being offered, as well as the complete subscription agreements and certificates that contain the terms of the royalty certificates. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of royalty certificate and/or the subscription agreement, as applicable, that contain the terms of the royalty certificates we are offering, and any supplemental agreements, before the issuance of such royalty certificates.

Units. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the units being offered, as well as the complete unit agreements, if any, that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that contain the terms of the units we are offering, and any supplemental agreements, before the issuance of such units.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock, $0.0075 par value (the “Common Stock”), preferred stock, $0.05 par value (the “Preferred Stock”) and depositary shares. The Common Stock, the Series A Preferred Stock and the depositary shares (the “Series B Depositary Shares”), each representing a 1/1000th interest in a share of Series B Preferred Stock, are the only securities of the Company registered pursuant to Section 12 of the Exchange Act.

Common Stock

General. We are authorized to issue up to 277,333,332 shares of Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The following description is based on (i) our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (ii) our By-laws, as currently in effect (the “By-laws”), and (iii) the Delaware General Corporation Law (the “DGCL”). The following summary description of our Common Stock is qualified in its entirety by reference to the provisions of the Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL.

Dividend Rights. The holders of our Common Stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds.

Voting Rights. Each holder of our Common Stock is generally entitled to one vote for each share of Common Stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by law, holders of Common Stock (as well as holders of any Preferred Stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. Any matter brought before the stockholders for a vote, other than the election of directors, will generally be decided by a majority of the votes cast on the matter, unless the matter is one in which an express provision of the DGCL, the Certificate of Incorporation, the By-laws, the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities requires a different vote, in which case the express provision will govern and control the decision of the matter. Directors will be elected by a plurality of the votes cast and entitled to vote generally on the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters.

No Preemptive or Similar Rights. Holders of our Common Stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

Right to Receive Liquidation Distributions. In the event of our liquidation, dissolution or winding-up, holders of our Common Stock will be entitled to share ratably in the assets remaining and available for distribution after payment of all liabilities and the liquidation preferences of our Preferred Stock (if any).

The rights of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any Preferred Stock that we may designate and issue in the future.

Preferred Stock

General. Under our Certificate of Incorporation, our Board is authorized to issue up to 1,000,000 shares of Preferred Stock, and, by resolution, to divide the Preferred Stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board can, without stockholder approval but subject to the terms of the Certificate of Incorporation and to any resolution of the stockholders approved by at least 75% of all issued shares entitled to vote in respect thereof, issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock and which could have certain anti-takeover effects. Before we may issue any series of Preferred Stock, our Board will be required to adopt resolutions creating and designating such series of Preferred Stock.

The following summary description of the Preferred Stock of the Company, including the Series B Depositary Shares, is qualified in its entirety by reference to the provisions of the Certificate of Incorporation, By-laws and the certificates of designation of preferences, rights and limitations of each series of the Preferred Stock, copies of which have been filed as exhibits to the Company’s Annual Report on Form 10-K, and the applicable provisions of the DGCL. As of December 31, 2023, 5,003 shares of Series X Convertible Preferred Stock, $0.05 par value (the “Series X Preferred Stock”), 984,000 shares of Series A Preferred Stock and 1,600,000 Series B Depositary Shares, representing 1,600 shares of Series B Preferred Stock were issued and outstanding.

The 8.625% Series A Cumulative Perpetual Preferred Stock. We have designated 984,000 shares of our Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our Common Stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

•

senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock and on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

•

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and;

•

effectively junior to all our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by our Board, at the rate of 8.625% of the $25.00 liquidation preference per share per year (equivalent to $2.15625 per year). Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. The first dividend, which was paid on April 15, 2021 in the amount of $0.71875 per share of Series A Preferred Stock, was for more than a full quarter and covered the period from, and including, the first date we issued and sold the Series A Preferred Stock through, but not including, April 15, 2021. Dividends on the Series A Preferred Stock will continue to accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

Liquidation Preference. The liquidation preference of each share of Series A Preferred Stock is $25.00. Upon liquidation, holders of our Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to any accumulated but unpaid dividends with respect to such shares up to but excluding the date of payment.

Optional Redemption. On and after December 15, 2021, but prior to December 15, 2022, the shares of Series A Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $26.00 per share, plus any accrued and unpaid dividends. On and after December 15, 2022, but prior to December 15, 2023, the shares of Series A Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $25.75 per share, plus any accrued and unpaid dividends. On and after December 15, 2023, but prior to December 15, 2024, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.50 per share, plus any accrued and unpaid dividends. On and after December 15, 2024, but prior to December 15, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.25 per share, plus any accrued and unpaid dividends. On and after December 15, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends.

Special Optional Redemption Upon a Change of Control or Delisting Event. Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date of redemption.

With respect to the Series A Preferred Stock, a “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock are no longer listed on Nasdaq Stock Market (the “Nasdaq”), the New York Stock Exchange (the “NYSE”), or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date of redemption.

With respect to the Series A Preferred Stock, a “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or American depositary receipts (“ADRs”) representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date (as defined below) or the Change of Control Conversion Date (as defined below), as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of the Series A Preferred Stock will not have the conversion right described below.

Conversion. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our Common Stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined below); and

•

1.46071 (i.e., the Share Cap), subject to certain adjustments; and subject, in each case, to certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of our Common Stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of Series A Preferred Stock cash in lieu of such fractional shares.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

For purposes of this description of the Series A Preferred Stock, “Change of Control Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide notice to the holders of the Series A Preferred Stock of a Change of Control.

For purposes of this description of the Series A Preferred Stock, “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (2) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices for our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

For purposes of this description of the Series A Preferred Stock, “Delisting Event Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide notice to the holders of the Series A Preferred Stock of a Delisting Event.

Voting Rights. Holders of Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class. In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

The 8.375% Series B Cumulative Perpetual Preferred Stock and the Series B Depositary Shares. We have designated 3,600 shares of our Preferred Stock as Series B Preferred Stock.

The Series B Preferred Stock underlying the Series B Depositary Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our Common Stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

•	senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock;

•	on parity with our Series A Preferred Stock, and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

•

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and;

•

effectively junior to all our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. We will pay cumulative cash dividends on the Series B Preferred Stock, when and as declared by our Board, at the rate of 8.375% per annum of the $25,000.00 liquidation preference ($25.00 per Series B Depositary Share) per year (equivalent to $2,093.75 per share of Series B Preferred Stock per year or $2.09375 per Series B Depositary Share per year). Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding business day or the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series B Preferred Stock underlying the Series B Depositary Shares will continue to accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

Liquidation Preference. The liquidation preference of each share of Series B Preferred Stock is $25,000.00 ($25.00 per Series B Depositary Share). Upon liquidation, holders of our Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series B referred Stock plus an amount equal to any accumulated but unpaid dividends with respect to such shares up to but excluding the date of payment.

Optional Redemption. On and after April 15, 2022 but prior to April 15, 2023, the shares of Series B Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $26,000.00 per share ($26.00 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2023 but prior to April 15, 2024, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,750.00 per share ($25.75 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2024 but prior to April 15, 2025, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,500.00 per share ($25.50 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2025 but prior to April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,250.00 per share ($25.25 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2026 but prior to April 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per Series B Depository Share), plus any accrued and unpaid dividends. On or after the date fixed for redemption of shares of Series B Preferred Stock, each holder of Series B Depositary Shares to be redeemed must present and surrender the depositary receipts evidencing the Series B Depositary Shares to the depositary at the place designated in the notice of redemption. The redemption price of such Series B Depositary Shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof.

Special Optional Redemption Upon a Change of Control or Delisting Event. Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per Series B Depositary Share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

With respect to the Series B Preferred Stock, a “Delisting Event” occurs when, after the original issuance of Series B Preferred Stock, both (i) the shares of Series B Preferred Stock (or the Series B Depositary Shares) are no longer listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock underlying the Series B Depositary Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per Series B Depositary Share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

With respect to the Series B Preferred Stock, a “Change of Control” occurs when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series B Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have the conversion right described below.

Conversion. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Depositary Shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the Series B Preferred Stock underlying the Series B Depositary Shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our Common Stock (or equivalent value of alternative consideration) per Series B Depositary Share equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

•

1.25313 (i.e., the Share Cap), subject to certain adjustments; and subject, in each case, to certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of our Common Stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have any right to direct the depositary to convert the Series B Preferred Stock, and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Because each Series B Depositary Share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of Common Stock ultimately received for each Series B Depositary Share will be equal to the number of shares of Common Stock received upon conversion of each share of Series B Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of Series B Depositary Shares cash in lieu of such fractional shares.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

For purposes of this description of the underlying Series B Preferred Stock and the Series B Depositary Shares, “Change of Control Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock.

For purposes of this description of the underlying Series B Preferred Stock and the Series B Depositary Shares, Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (2) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices for our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

For purposes of this description of the Series B Preferred Stock and the underlying Series B Depositary Shares, “Delisting Event Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock.

Voting Rights. Holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series B Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series B Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class. In any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall be entitled to one vote per $25,000.00 of liquidation preference. As a result, each Series B Depositary Share will be entitled to 1/1000th of a vote.

Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of Common Stock with respect to the then outstanding shares of Common Stock, subdivide or combine our outstanding Common Stock, or reclassify our Common Stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of Common Stock outstanding immediately after such action.

Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X Preferred Stock, the holders will have the right to receive, for each share of Common Stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of Common Stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the Company is not the surviving entity;

•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;

•

any completed tender offer or exchange offer involving holders of Common Stock in which more than 50% of the Common Stock not held by us or any other person making such offer is converted or exchanged into other securities, cash or property; or

•

any reclassification of Common Stock or any compulsory share exchange by which our Common Stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X Preferred Stock will be given the same choice on conversion of such holders’ shares.

Voting Rights. The Series X Preferred Stock has no voting rights, except to the extent expressly provided in our Certificate of Incorporation or as otherwise required by law. However, so long as at least 50% of the authorized shares of Series X Preferred Stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X Preferred Stock:

•

amend our Certificate of Incorporation, By-laws or other charter documents so as to materially, specifically and adversely affect the preferences, rights, or privileges of the Series X Preferred Stock;

•	issue additional shares of Series X Preferred Stock or increase or decrease the number of authorized shares of Series X Preferred Stock;

•

sell, assign, monetize, pledge or otherwise divest or encumber our rights under any material license agreement, joint venture or other partnership agreement to which we are a party and involving any drug or drug candidate;

•	issue or commit to issue any other equity securities, with certain exceptions;

•

issue any equity-based award or compensation to certain of our officers, unless the award has been unanimously approved by our compensation committee at a time when a designee appointed by the Series X Preferred holders is then serving on that committee; or

•	enter into any agreement or understanding to take any of the actions listed above.

Anti-takeover Effects of Provisions of our Certificate of Incorporation and By-laws and Delaware Law

Certificate of Incorporation and By-laws Provisions. Our Certificate of Incorporation authorizes our Board to issue up to 1,000,000 shares of Preferred Stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the Board may determine. In addition, our By-laws require certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings. Our By-laws also provide that our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Provisions of Delaware law and our Certificate of Incorporation and By-laws could make the acquisition of our Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Delaware Law. We are subject to Section 203 of the DGCL, an anti-takeover provision. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “XOMA,” our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “XOMAP” and our Series B Depositary Shares are listed on the Nasdaq Global Market under the symbol “XOMAO.”

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary share we offer will be described in the prospectus supplement relating to such depositary shares. The terms of any depositary shares offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of deposit agreement and depositary receipts that contains the terms of the depositary shares that we are offering before the issuance of the depositary shares.

The following summary of material provisions of the depositary shares is subject to, and qualified in its entirety by reference to, all of the provisions of the deposit agreement, depositary share and depositary receipts. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus.

General

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock—Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of the debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities that we are offering will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of the debt securities.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant, form of the warrant agreement and/or form of warrant certificate, as applicable, containing the terms of the warrants that we are offering and any supplemental agreements before the issuance of such warrants.

The following summary of material provisions of the warrants is subject to, and qualified in its entirety by reference to, all of the provisions of the form of warrant, warrant agreement and/or warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, and the complete form of warrant and/or warrant agreement and warrant certificates, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

We may offer warrants, which may consist of warrants to purchase common stock, preferred stock, depositary shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock, depositary shares or debt securities offered by any prospectus supplement. We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock, preferred stock or depositary shares, the number of shares of common stock, preferred stock or depositary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock, or preferred stock or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, the warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The terms of any subscription rights offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription rights agreement containing the terms of the subscription rights that we are offering before the issuance of the subscription rights.

The following summary of material provisions of the subscription rights is subject to, and qualified in its entirety by reference to, all of the provisions of the form of subscription rights agreement. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the subscription rights that we may offer under this prospectus, and the complete form of subscription rights agreement.

General

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus, which consist of subscription rights to purchase our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Subscription rights may be offered independently or together with our common stock, preferred stock, depositary shares, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future subscription rights we may offer pursuant to this prospectus, we will describe the particular terms of any subscription rights that we may offer in more detail in the applicable prospectus supplements. The terms of any subscription rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any subscription rights that we offer will include specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the subscription rights distribution;

•	the price, if any, per subscription right;

•	the exercise price payable for each share of common stock, share of preferred stock, depositary share or debt security upon the exercise of the rights;

•	the number of subscription rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock, depositary shares or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the respective dates on which the holder’s ability to exercise the subscription rights will commence and will expire;

•	the number of subscription rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the subscription rights;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights.

The description in the applicable prospectus supplements of any subscription rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement and/or subscription rights certificate, which will be filed with the SEC in connection therewith. Therefore, you should carefully consider the actual provisions of the subscription rights, the subscription rights agreement and the applicable securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the subscription rights, any subscription rights agreement and any subscription rights certificates will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CONTINGENT VALUE RIGHTS

The following is a general description of the terms of the contingent value rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any contingent value rights we offer will be described in the prospectus supplement relating to such contingent value rights. The terms of any contingent value rights offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of contingent value rights agreement containing the terms of the contingent value rights that we are offering before the issuance of the contingent value rights.

The following summary of material provisions of the contingent value rights is subject to, and qualified in its entirety by reference to, all of the provisions of the form of contingent value rights agreement. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the contingent value rights that we may offer under this prospectus, and the complete form of contingent value rights agreement.

General

We may issue contingent value rights representing the contractual right to receive additional consideration in connection with an acquisition of businesses, assets, royalties or securities of other companies. Contingent value rights may be issued independently or together with other securities, may or may not be transferable by the person purchasing or receiving the contingent value rights and may or may not be evidenced by certificates.

We will describe in the applicable prospectus supplement the terms of any contingent value rights we may issue, including the following:

•	the consideration to be received by each contingent value right holder;

•	the extent to which the contingent value rights are transferable;

•	whether the contingent value rights will be evidenced by certificates;

•	the extent to which the contingent value rights will have voting or dividend rights;

•	the extent to which the contingent value rights represent any equity or ownership interest in the company;

•	the date on which the right to exercise the contingent value rights would commence (if applicable) and the date on which the contingent value rights shall expire (subject to any extension); and

•	any other terms of the contingent value rights, including terms, procedures and limitations relating to the exchange and exercise of the contingent value rights, as applicable.

Exercise of Contingent Value Rights

Each contingent value right will entitle the holder to receive consideration as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the contingent value rights offered thereby. If applicable, rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void, as applicable.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the contingent value rights and any contingent value rights agreements or certificates will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF ROYALTY CERTIFICATES

The following is a general description of the terms of the royalty certificates we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any royalty certificates we offer will be described in the prospectus supplement relating to such royalty certificates. The terms of any royalty certificates offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription agreement pursuant to which royalty certificates are issued, containing the terms of the royalty certificates that we are offering before the issuance of the royalty certificates.

The following summary of material provisions of the royalty certificates is subject to, and qualified in its entirety by reference to, all of the provisions of the form of subscription agreements. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the royalty certificates that we may offer under this prospectus, and the complete form of subscription agreement.

General

We may issue royalty certificates representing the contractual right to receive royalties from us and/or our existing or future subsidiaries, including royalties of third parties for which we have a contractual entitlement. Royalty certificates may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the royalty certificates.

We will describe in the applicable prospectus supplement the terms of any royalty certificates we may issue, including the following:

•	the formula for the determination of the percentage of the royalties issued to each holder;

•	the consideration to be received by each royalty certificate holder;

•	the extent to which the royalty certificates are transferable;

•	the extent to which the royalty certificates will have voting or dividend rights;

•	the extent to which the royalty certificates represent any equity or ownership interest in the Company;

•	the effect of any merger, consolidation, sale or other disposition of our business on the royalty certificates;

•	the terms of any rights to redeem or call the royalty certificates;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the royalty certificates, including terms, procedures and limitations relating to the exchange of the royalty certificates.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the royalty certificates and subscription agreements pursuant to which royalty certificates are issued will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, containing the terms of the units that we are offering before the issuance of the units.

The following summary of material provisions of the units is subject to, and qualified in its entirety by reference to, all of the provisions of the form of unit agreements, if any. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, and the complete form of unit agreement, if any.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the units and any unit agreement will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of XOMA Corporation incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.xoma.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 2, 2024, January 11, 2024, and February 16, 2024;

•

the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December  19, 2011, and is part of our registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description, including Exhibit  4.9 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2023, filed with the SEC on March 8, 2024;

•

the description of our Series B Depositary Shares set forth in our registration statement on Form 8-A, filed with the SEC on April 8, 2021, including any amendment or report filed for the purpose of updating such description; and

•

the description of our Series A Preferred Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 11, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

XOMA Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

$50,000,000

Depositary Shares

Each Representing 1/1000th of a Share of 8.375% Series B Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

October 3, 2025